UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 20, 2008
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

60 Corporate Woods, Rochester, New York		14623

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION
Item 2.05. Costs Associated with Exit or Disposal Activities.
On June 20, 2008, Harris Interactive Inc. (the “Company”) decided to take certain actions designed to align the cost structure of its United Kingdom (“U.K.”) operations with the evolving operational needs of that business. Specifically, the Company will strategically reduce headcount at its U.K. facilities by approximately 15-20 full-time employees. The Company expects to complete this workforce reduction by July 31, 2008 and currently estimates that the expenses associated with the reduction will not exceed US$500,000 in one-time termination benefits, all of which will involve cash payments.
The U.K. restructuring described above follows separate actions taken by the Company at various times during April and May, 2008 to strategically reduce headcount at several of its U.S. facilities by a total of 24 full-time employees. All actions associated with this reduction have been completed, and the Company currently estimates that the expenses associated with that reduction will not exceed US$500,000 in one-time termination benefits, all of which will involve cash payments. Additionally, the Company took steps to reduce costs associated with its U.S. operations by reducing leased space at its Cincinnati, Ohio facility. All actions related to this reduction have been completed, and the Company currently estimates that the expenses associated with that reduction will not exceed US$200,000 in contract termination charges related to the remaining lease obligations, all of which will involve cash payments.
The Company will file an amended Form 8-K if it determines that there are changes to any of the estimates noted above.
While the Company does not concede that any of the individual actions noted above are material, it is filing this Current Report on Form 8-K in order to disclose the various steps the Company has taken in recent months to better align its cost structure with its revenues and profitability. The Company continuously reviews its cost structure, including its seasonal cycles, and while it does not have any specific commitments to do so at this time, may pursue additional workforce and leased space reductions in the future.
The discussion in this Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on the information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the results discussed herein. Factors that might cause or contribute to such differences include but are not limited to, those discussed in the Risk Factors section set forth in reports or documents the Company files from time to time with the U.S. Securities and Exchange Commission (“SEC”), such as the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, filed on September 12, 2007. In addition, general market factors and economic trends, such as interest rates, the U.S. and world economy, the financial stability of world markets and the financial condition and outlook of the Company’s customers and potential customers should also be considered. The Risk Factors set forth in other reports or documents the Company files from time to time with the SEC should also be reviewed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By: Name: Title:	/s/ Ronald E. Salluzzo Ronald E. Salluzzo Chief Financial Officer and Corporate Secretary (Principal Financial Officer)
Dated: June 26, 2008